Exhibit 99.1

DANAHER ANNOUNCES RETIREMENT OF A. EMMET STEPHENSON, JR. FROM BOARD OF DIRECTORS

WASHINGTON, D.C., March 24, 2008 – Danaher Corporation (NYSE: DHR) announced today that A. Emmet Stephenson, Jr. has decided not to stand for reelection at the Company’s annual meeting to be held on May 6, 2008, and after 22 years of service will retire from the Danaher Board following the annual meeting.

“Emmet’s contributions to Danaher have been as exceptional as they have been varied, and his insights as a Board member have been instrumental in the growth of our Company,” said Steven M. Rales, Chairman of the Board of Danaher. “On behalf of Danaher’s Board I extend to him our gratitude for his years of dedicated and thoughtful service to the Company.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies and Tools and Components. (www.danaher.com)

Statements in this release that are not strictly historical, including any statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, including those factors set forth in our SEC filings, including our 2007 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation or intend to update any forward-looking statement except as required by law.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue NW, 12th Floor

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860